UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2014, the Board of Directors (the “Board”) of LifePoint Hospitals, Inc. (the “Company”) elected Reed V. Tuckson, M.D. as a Class II director of the Company. Dr. Tuckson’s initial term expires at the annual meeting of the stockholders in 2016. In conjunction with the election of Dr. Tuckson, the size of the Board was increased from eight to nine members. Dr. Tuckson will serve on the Board’s Audit and Compliance Committee, Compensation Committee, Corporate Governance and Nominating Committee and Quality Committee, each of which, except for the Quality Committee, is composed of independent directors.  The Board has determined that Dr. Tuckson is independent in accordance with NASDAQ listing standards and the Company’s Corporate Governance Standards.  Dr. Tuckson’s compensation will be consistent with other non-employee directors of the Company, as described in the Company’s proxy statement for the 2013 annual meeting of stockholders.  A copy of the press release announcing the election is attached hereto as Exhibit 99.

Item 9.01.                                                                                                      Financial Statements and Exhibits.

(d) Exhibits

99               Copy of press release issued by the Company on April 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

	By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President, Chief Legal Officer and Corporate Governance Officer
Date: April 9, 2014

EXHIBIT INDEX

Exhibit Number	Description
99	Copy of press release issued by the Company on April 9, 2014.